Exhibit 99.1

Kelly Announces Chief Financial Officer Transition

TROY, Mich., (September 12, 2024) – Kelly (Nasdaq: KELYA, KELYB), a leading global specialty talent solutions provider, today announced that Troy R. Anderson has been named executive vice president and chief financial officer designate, effective October 14, 2024. Following an orderly transition of responsibilities, Anderson will succeed Olivier Thirot, executive vice president and chief financial officer, who on July 8, 2024, informed Kelly of his intention to retire as an officer of the Company. Upon completion of the transition, Thirot will serve as a strategic advisor to the Company.

“I am pleased to welcome Troy to Kelly as the Company’s next chief financial officer. His experience successfully executing business transformations, track record of accelerating profitable growth, and passion for developing and leading high-performing teams align exceptionally well to Kelly’s goals as we accelerate forward on our specialty journey into a new era of growth,” said Peter Quigley, president and chief executive officer. “I am also grateful to Olivier for his distinguished service to Kelly. His leadership has helped transform Kelly into a more efficient, profitable enterprise with the financial discipline and flexibility to drive long-term value creation.”

“On behalf of Kelly’s board of directors, I extend our appreciation to Olivier for his significant contributions to the Company as he prepares for an exciting new chapter,” said Terrence Larkin, chairman of Kelly’s board of directors. “I would also like to thank the members of the compensation and talent management committee for leading an exhaustive search process and identifying a candidate of Troy’s caliber to serve as Kelly’s next chief financial officer. I am confident he will serve as an excellent addition to Kelly’s senior leadership team and help build upon the progress Kelly has achieved on its journey to accelerate profitable growth and reward its shareholders.”

Anderson brings to Kelly more than 30 years of progressive experience in accounting, financial planning and analysis, external reporting, investor relations, expense management, and financial strategy. Most recently, he served as executive vice president and chief financial officer of Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of education programs to prepare the workforce in transportation, skilled trades, energy, and healthcare. There, he was a key part of developing and executing a growth, diversification, and optimization strategy which resulted in revenue more than doubling, and profitability and market cap increasing significantly more during his tenure. Prior to joining Universal Technical Institute, Inc., he served as vice president, global finance and corporate controller for Conduent, Inc., a business process services company.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

Forward-Looking Statements

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vi) our future business development, results of operations and financial condition, (vii) damage to our brands, (viii) dependency on third parties for the execution of critical functions, (ix) conducting business in foreign countries, including foreign currency fluctuations, (x) availability of temporary workers with appropriate skills required by customers, (xi) cyberattacks or other breaches of network or information technology security, and (xii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

KLYA-FIN

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ANALYST CONTACT:	MEDIA CONTACT:

Scott Thomas	Jerry Grider

(248) 251-7264	(260) 444-9654

scott.thomas@kellyservices.com	jerry.grider@kellyservices.com